EXHIBIT 99.1

                          BAB, Inc. Announces Dividend

     DEERFIELD, Ill.--(BUSINESS WIRE)--Sept. 5, 2007--BAB, Inc. (OTCBB: BABB), the Deerfield, IL based operator and franchisor of Big Apple Bagels, My Favorite Muffin and Brewster's Coffee, today announced that its Board of Directors has declared a quarterly cash dividend of $0.02 per share, payable on October 2, 2007, to shareholders of record as of September 20, 2007.

     BAB, Inc. operates, franchises, and licenses Big Apple Bagels (R), My Favorite Muffin (R), Jacobs Bros. Bagels (R), and Brewster's (R) Coffee. The Company's stock is traded on the OTCBB under the symbol BABB and its web site can be visited at www.babcorp.com.

     Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would," "believe" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the company's SEC filings.


     CONTACT: BAB, Inc.
              Michael K. Murtaugh
              Phone: (847) 948-7520
              Fax: (847) 405-8140
              www.babcorp.com